SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              PROTECTION ONE, INC.
               (Name of Registrant as Specified In Its Charter)

                              PROTECTION ONE, INC.
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)       Title of each class of securities to which transaction applies:
               ...............................................................
      2)       Aggregate number of securities to which transaction applies:
               ...............................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
               .............................................................
      4)       Proposed maximum aggregate value of transaction:
               ..............................................................
      5)       Total fee paid:
               ..............................................................
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)       Amount Previously Paid:
               ..............................................................
      2)       Form, Schedule or Registration Statement No.:
               ..............................................................
      3)       Filing Party:
               ..............................................................
      4)       Date Filed:
               ..............................................................

                                PROTECTION ONE, INC.


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Protection One, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of Protection One, Inc., a Delaware corporation (the "Company"), will be held at 8:00 a.m., Central Time, on Thursday, April 23, 1998 at the Four Seasons Hotel, 4150 N. MacArthur Blvd., Irving, Texas 75038, for the following purposes, all as set forth in the attached Proxy Statement:

         (1)      To elect twelve directors; and

         (2) To transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any and all adjournments thereof.

         STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND TO ASSURE YOUR REPRESENTATION AT THE MEETING BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS INCLUDED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED, SIGNED AND RETURNED.



                       By Order of the Board of Directors


                       John W. Hesse
                       Executive Vice President
                       and Secretary


April 2, 1998

                              PROTECTION ONE, INC.

                              6011 Bristol Parkway
                         Culver City, California 90230

                                PROXY STATEMENT




                         ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on April 23, 1998


         This Proxy Statement is furnished to holders of shares of the Common Stock, par value $.01 per share ("Common Stock"), of Protection One, Inc., a Delaware corporation (the "Company" or "Protection One"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the Common Stock for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting"), for the purposes set forth in the foregoing notice of the Meeting, and at any and all adjournments of the Meeting. The Meeting will be held at 8:00 a.m., Central Time, on Thursday, April 23, 1998, at the Four Seasons Hotel, 4150 N. MacArthur Blvd., Irving, Texas 75038.

         This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to stockholders entitled to vote at the Meeting on or about April 2, 1998. The Company's audited financial statements, together with the report thereon of Arthur Andersen LLP and certain other information concerning the Company, are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of which is being mailed with this Proxy Statement.

         The Board of Directors requests that you complete, sign, date and return the enclosed proxy promptly, regardless of whether you plan to attend the Meeting. Any stockholder attending the Meeting may vote in person, even though he or she previously has returned a proxy.














         The  date of this  Proxy  Statement  is April 2, 1998.

                               INTRODUCTION


Matters to Be Considered

         At the Meeting, the stockholders of the Company will vote upon (i) the election of twelve directors to serve for one year and until their successors have been elected and shall have qualified; and (ii) such other business as may properly come before the Meeting. The Board of Directors does not know of any matter to be presented at the Meeting other than the election of directors described in this Proxy Statement.

Voting Rights and Votes Required

         The Board of Directors has fixed the close of business on March 27, 1998 as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 83,766,369 shares of Common Stock were outstanding.

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Meeting.

         Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Meeting.

         The twelve directors to be elected at the Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting in person or by proxy. Because the twelve directors will be elected by a plurality vote (i.e., the twelve persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

         Action with respect to any other matter that may properly come before the Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on any such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on any such proposal, and will have no effect on the outcome.

Solicitation, Voting and Revocation of Proxies

         In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated John W. Hesse and Steven A. Millstein as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received prior to the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions specified thereon. IF NO INSTRUCTIONS ARE SPECIFIED, SHARES OF COMMON STOCK REPRESENTED BY ANY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED BELOW AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS DESIGNATED AS PROXIES WITH REGARD TO ALL OTHER MATTERS, IF ANY, THAT MAY BE PRESENTED AT THE MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. The Board of Directors is not aware of any matter that will come before the Meeting other than as described above.

         A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 6011 Bristol Parkway, Culver City, California 90230 a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

         In the event that the votes necessary to approve a proposal have not been obtained by the date of the Meeting, the chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.

         The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by the Company. The Company will reimburse persons holding shares of Common Stock in their names or the names of their nominees but not owning such shares beneficially (such as brokerage firms, banks and other fiduciaries) for their expenses in forwarding soliciting materials to such beneficial owners.

                      CHANGE IN CONTROL OF THE COMPANY

         On July 30, 1997, the Company and Western Resources, Inc. ("Western Resources") entered into a Contribution Agreement (as amended, the "Contribution Agreement"). Pursuant to the Contribution Agreement, on November 24, 1997 (the "Acquisition Date"), the Company issued to Western Resources an aggregate of 68,673,402 shares of Common Stock, which shares represented 82.4% of the shares of Common Stock outstanding immediately after such issuance. In consideration for the issuance of such shares to Western Resources, Western Resources transferred to the Company all of the outstanding stock of WestSec, Inc. and Westar Security, Inc., which companies conducted the security alarm monitoring business of Western Resources, and an aggregate of $367.4 million in cash and securities. The cash portion of such consideration was funded with Western Resources' working capital.

         In connection with this transaction, the Company also granted to Western Resources the option to purchase up to 2,750,238 additional shares of Common Stock at a price of $15.50 per share (the "Western Option"). Western Resources' right to exercise the Western Option will terminate on the earlier of
(a) October 31, 1999 or (b) the 45th day after the last day on which any of the 6 3/4% Convertible Senior Subordinated Notes due 2003 ("Convertible Notes") issued by Protection One Alarm Monitoring, Inc., a wholly-owned subsidiary of the Company, remain outstanding.

         Pursuant to action taken by the Board of Directors of the Company on July 30, 1997 but effective on the Acquisition Date, the Company changed its fiscal year end from September 30 to December 31.

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information with respect to Western Resources' beneficial ownership of the Common Stock as of March 27, 1998. No other person is known to the Company to beneficially own more than 5% of the outstanding Common Stock.

Name and Address           Amount and Nature of                        Percent
of Beneficial Owner        Beneficial Ownership                        of Class

Western Resources, Inc.    73,116,195 (1)(2)(3)                        83.0%
818 S. Kansas Avenue
Topeka, KS  66612



(1) Includes 2,750,238 shares issuable upon exercise of the Western Option and 1,541,555 shares issuable upon conversion of $17,250,000 aggregate principal amount of Convertible Notes held by Western Resources.
(2) Western Resources has sole voting power and sole investment power with respect to these shares.
(3) The record owner of the outstanding shares is Westar Capital, Inc., a wholly-owned subsidiary of Western Resources.

                             ELECTION OF DIRECTORS

Nominees for Election

         Twelve directors will be elected at the Meeting, each to serve until the next annual meeting of the Company's stockholders and until his or her successor has been duly elected and qualified.

         The Contribution Agreement provides that (i) until the second anniversary of the Acquisition Date, Western Resources will vote all shares of Common Stock beneficially owned by Western Resources to elect as directors of Protection One the four persons who were serving as directors of Protection One at the Acquisition Date, and eight individuals nominated by Western Resources (some or all of whom may be, at Western Resources' sole discretion, "independent persons" as defined in the Contribution Agreement); and (ii) thereafter, for so long as Western Resources directly or indirectly owns more than 50% of the outstanding shares of Common Stock, Western Resources will vote all such shares to elect as directors of Protection One an individual selected by Western Resources from the executive officers of Protection One, at least three "Independent Directors" (as defined in the Contribution Agreement) and eight additional individuals nominated by Western Resources. As indicated under "Change in Control of the Company" above, Western Resources beneficially owns in excess of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. Accordingly, the vote by Western Resources of such shares in the election of directors of the Company will result in the election of all the nominees listed below, regardless of how any other stockholders may vote.

         The persons recommended by the Board of Directors for election as directors at the Meeting are James M. Mackenzie, Jr., Robert M. Chefitz,
Ben M. Enis, and James Q. Wilson, each of whom was serving as a director of Protection One at the Acquisition Date, and Peter C. Brown, Howard A. Christensen, Joseph J. Gardner, William J. Gremp, Steven L. Kitchen, Carl M. Koupal, Jr., John C. Nettels, Jr., and Jane Dresner Sadaka, each of whom was nominated by Western Resources and became a director of Protection One on the Acquisition Date.

         Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. Although the Board of Directors does not know of any reason why any of the Board's nominees will be unavailable for election, in the event any such nominee should be so unavailable at the time of the Meeting, proxies in the accompanying form will be voted for the election of the balance of those nominees named and such other person as the Board of Directors shall select in accordance with the provisions of the Contribution Agreement described above.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR OF THE COMPANY.

         Certain information concerning each of the persons proposed by the Board of Directors for election at the Meeting as a director is set forth below:

                                                   Position(s) with
Name                               Age             the Company

James M. Mackenzie, Jr.            50              President, Chief Executive
                                                   Officer and Director
Peter C. Brown                     39              Director
Robert M. Chefitz                  38              Director
Howard A. Christensen              64              Director
Ben M. Enis                        56              Director
Joseph J. Gardner                  60              Director
William J. Gremp                   55              Director
Steven L. Kitchen                  52              Director
Carl M. Koupal, Jr.                44              Director
John C. Nettels, Jr.               41              Director
Jane Dresner Sadaka                44              Director
James Q. Wilson                    66              Director

         James M. Mackenzie, Jr. has been President and Chief Executive Officer and a director of the Company since 1991.

         Peter C. Brown has served as President of AMC Entertainment, Inc., an entertainment company ("AMCE"), since January 1997. He served as Executive Vice President of AMCE from August 1994 to January 1997, and has served as AMCE's Chief Financial Officer since November 1991. Mr. Brown currently serves as director of AMCE and is Chairman of the Board of Trustees of Entertainment Properties Trust, a recently formed real estate investment trust.

         Robert M. Chefitz has been a director of Protection One since September 1991. Mr. Chefitz joined Patricof & Co. Ventures, Inc. ("Patricof"), an investment management firm, in 1987, where he currently serves as a Managing Director. Mr. Chefitz also serves as a general partner to various venture capital partnerships managed by Patricof. Mr. Chefitz currently serves on the Board of Directors of Xpedite Systems, Inc. and is also a director of several private companies.

         Howard A. Christensen is President and Chief Executive Officer of Christensen & Associates, an investor relations and strategic planning firm.

         Ben M. Enis has been a director of Protection One since October 1994. He has been a Professor of Marketing at the University of Southern California
since 1982.   Mr. Enis currently serves on the Board of Directors of Countrywide
Credit Industries, Inc.

         Joseph J. Gardner is the President of Condev Properties, a real estate investment and development company.

         William J. Gremp has been Senior Vice President and Managing Director of the Utilities and Strategic Finance Group of First Union Capital Markets Group, a banking firm, since April 1996. Prior to that time, he was a Managing Director in the Global Power Group at Chase Manhattan Bank. Mr. Gremp is also a director of St. Joseph Light & Power Company.

         Steven L. Kitchen is an Executive Vice President and the Chief Financial Officer of Western Resources. He is also a director of Oneok, Inc., a natural gas company.

         Carl M. Koupal, Jr. has been an Executive Vice President and the Chief Administrative Officer for Western Resources since July 1995. From January 1995 to July 1995, Mr. Koupal was Executive Vice President of Corporate Communications, Marketing and Economic Development for Western Resources. Prior to that time, he served as Western Resources' Vice President, Corporate Marketing, and Economic Development. Mr. Koupal also currently serves as a director of Hanover Compressor Co.

         John C. Nettels, Jr. is a partner in the law firm of Morrison & Hecker L.L.P.

         Jane Dresner Sadaka is an Advisory Board Member of DLJ Merchant Banking Fund II. She served as a Special Limited Partner of Kellner, DiLeo & Co., a broker-dealer, from 1992 until 1997, and prior to that time was a General Partner, Head of Research, for Kellner, DiLeo & Co. Ms. Sadaka is also Executive Vice President of the New York University School of Business Alumni Association.

         James Q. Wilson has been a director of Protection One since June 1996. Mr. Wilson has recently retired from his position as a Professor of Management at the University of California at Los Angeles. Mr. Wilson is currently a director of New England Electric System and State Farm Mutual Life Insurance Company.

Committees of the Board of Directors; Board and Committee Meetings

         The Board of Directors has a Compensation Committee and an Audit Committee. The members of the Compensation Committee are John C. Nettels, Jr., Joseph J. Gardner, Howard A. Christensen and Carl M. Koupal, Jr., all of whom were appointed by the Board of Directors effective as of January 26, 1998.
The Compensation

Committee establishes, subject to approval by the Board of Directors, the salaries and bonuses for executive officers of the Company, and together with the Board of Directors administers the Company's long-term incentive, stock purchase and 401(k) plans. The members of the Audit Committee are Peter C. Brown, James Q. Wilson, Steven L. Kitchen and William J. Gremp. The Audit Committee selects, subject to approval by the Board of Directors, independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries and reviews the results and scope of the audits and other services provided by the Company's independent auditors. The Board of Directors does not currently have a nominating committee.

         During the year ended December 31, 1997, the Board of Directors held eleven meetings and acted once by written consent, and each of the Compensation Committee and the Audit Committee held two meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of which he or she was a member.

         Director Compensation. All non-employee directors of Protection One (other than Mr. Kitchen and Mr. Koupal, who are employees of Western Resources) will receive for their services as directors an annual fee of $15,000 and an additional fee of $750 per in-person meeting (or $500 per telephonic meeting) of the Board or committees thereof attended. Prior to the Acquisition Date, each of Mr. Chefitz, Mr. Enis and Mr. Wilson received a fee of $10,000 per year as compensation for his services as a director. Mr. Chefitz's fees are paid to Patricof.

         On March 20, 1997, Mr. Enis was granted an option to acquire 18,000 shares of Common Stock, Mr. Wilson was granted an option to acquire 14,000 shares of Common Stock and Patricof (in respect of Mr. Chefitz) was granted an option to acquire 30,000 shares of Common Stock. Each of such options has an exercise price of $9.50 per share and a 10-year term and became exercisable in full on the Acquisition Date. On January 26, 1998, pursuant to the Company's long-term incentive plan, each non-employee director (other than Mr. Kitchen and Mr. Koupal) received an option to acquire 2,500 shares of Common Stock. Each such option has a term of 10 years, will vest in full on the third anniversary of the grant date and has an exercise price equal to the closing price of the Common Stock as reported on the Nasdaq National Market on the date granted. The option that otherwise would have been granted to Mr. Chefitz was granted to Patricof.

         All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

         Consulting Agreement with Mr. Enis. In February 1996, the Company entered into a consulting agreement with Ben M. Enis pursuant to which Mr. Enis advised and assisted the Company in formulating and implementing advertising and marketing objectives and strategies, and was compensated for such services at a rate of $7,500 per month. The consulting agreement expired in March 1997; however, Mr. Enis continued to provide such consulting services and was compensated therefor at a rate of $3,750 per month through February 1998, when such services were terminated.

Compensation Committee Interlocks and Insider Participation

         During 1997, the members of the Compensation Committee of the Board of Directors were Ben M. Enis and Robert M. Chefitz. Currently, the members of the Compensation Committee are John C. Nettles, Jr., Joseph J. Gardner, Howard A. Christensen and Carl M. Koupal, Jr. None of such persons is an employee of the Company, or serves or has formerly served as an officer of the Company. Mr. Koupal is an executive officer of Western Resources.

                                         SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 31, 1997 by each of the Company's directors, each of the Company's executive officers and all directors and executive officers of the Company as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                               Amount and Nature of                 Percent
Name of Beneficial Owner       Beneficial Ownership (1)             of Class (2)
------------------------       ------------------------             ------------

James M. Mackenzie, Jr.                         431,381                   *
John W. Hesse                                   348,255                   *
John E. Mack, III                               271,840                   *
Steven A. Millstein                                   0                   *
Thomas K. Rankin                                274,589                   *
George A. Weinstock                              45,177                   *
Peter C. Brown                                        0                   *
Robert M. Chefitz (3)                         2,545,444                   3.1%
Howard A. Christensen                                 0                   *
Ben M. Enis                                      30,000                   *
Joseph J. Gardner                                     0                   *
William J. Gremp                                      0                   *
Steven L. Kitchen                                   300                   *
Carl M. Koupal, Jr.                                   0                   *
John C. Nettels, Jr.                                  0                   *
Jane Dresner Sadaka                                   0                   *
James Q. Wilson                                  20,100                   *
All directors and executive officers
  of Protection One as a group (17 persons)   3,979,086(4)4.8%

----------
         *  Less than one percent.

(1) Includes shares subject to options that are currently exercisable or that become exercisable within 60 days after December 31, 1997 as follows: Mr. Mackenzie, 143,000 shares; Mr. Hesse, 155,000 shares; Mr. Mack, 161,000 shares; Mr. Rankin, 161,000 shares; Mr. Chefitz, 30,000 shares; Mr. Enis, 30,000 shares; Mr. Wilson, 20,000 shares; and all directors and executive officers as a group, 712,000 shares.

(2) Based upon shares of Common Stock outstanding at December 31, 1997, as adjusted for options that are currently exercisable or that become exercisable within 60 days after such date.

(3) Mr. Chefitz, a director of the Company, is also general partner of APA Excelsior III, L.P. and APA Excelsior III/Offshore, L.P. and an officer of Patricof, the manager or investment adviser to such investment funds and to CIN Venture Nominees, Ltd., also an investment fund. Mr. Chefitz disclaims beneficial ownership of the shares listed in the table as owned by him, 2,515,444 of which shares are owned by APA Excelsior III, L.P., APA Excelsior III/Offshore, L.P. or CIN Venture Nominees, Ltd., and the remainder of which are subject to an option held by Patricof.

(4) Gives effect to the above footnotes.

                            EXECUTIVE OFFICERS; EXECUTIVE
                         COMPENSATION AND RELATED INFORMATION

Executive Officers

         The name, age and current position(s) with the Company of each executive officer of the Company are as set forth below.

       Name                   Age                    Position(s)

James M. Mackenzie, Jr.        50       President and Chief Executive Officer
                                        and Director
John W. Hesse                  48       Executive Vice President, Chief
                                        Financial Officer and Secretary
John E. Mack, III              39       Executive Vice President-- Business
                                        Development and Assistant Secretary
Steven A. Millstein            45       Executive Vice President-- New Market
                                        Development
Thomas K. Rankin               40       Executive Vice President-- Branch
                                        Management and Assistant Secretary
George A. Weinstock            60       Executive Vice President

         For information with respect to the business experience of Mr. Mackenzie, see "Election of Directors Nominees for Election" above.

         John W. Hesse has been Executive Vice President, Chief Financial Officer and Secretary of Protection One since September 1991.

         John E. Mack, III was Vice President--Business Development of Protection One from September 1991 until August 1996, and has been Protection One's Executive Vice President--Business Development since August 1996 and Assistant Secretary of Protection One since October 1994.

         Steven A. Millstein has been Executive Vice President -- New Market Development of Protection One since the Acquisition Date and has been President of WestSec, Inc. since its formation in December 1996 and President of Westar Security, Inc. since May 1995. Prior to that time he was Vice President, Marketing and Sales for Acoustics Development Corporation, a manufacturer of telephone booths and interactive media enclosures.

         Thomas K. Rankin was Vice President--Branch Management of Protection One from September 1991 to August 1996, and has been Protection One's Executive Vice President--Branch Management since August 1996 and Assistant Secretary of Protection One since October 1994.

         George A. Weinstock has been Executive Vice President of Protection One Alarm Monitoring, Inc. since November 1993 and Executive Vice President of Protection One since June 1994, and was a director of Protection One from November 1993 to May 1994. Prior to November 1993, Mr. Weinstock served as President of American Home Security, Inc.

         All officers of Protection One are appointed by Protection One's Board of Directors and hold such officers' respective offices until their respective successors have been appointed, or their earlier death, resignation or removal by the Board of Directors.

Executive Compensation

Employment Agreements

         Protection One currently has employment agreements with each of its executive officers. Protection One's employment agreements with Messrs. Mackenzie, Hesse, Mack, Rankin and Millstein were entered into on the Acquisition Date pursuant to the Contribution Agreement. Such agreements provide for minimum annual base salaries in the amounts of $379,000
(Mr. Mackenzie), $315,000 (Mr. Hesse) and $270,800 (Messrs. Mack, Rankin
and Millstein). The term of each agreement is continually extended so as to cause each such agreement to have a remaining term of three years. Each of these employment agreements provides for participation by the executive officer in Protection One's long-term incentive plan, bonus plan for senior executives and other employee benefit plans. Each executive officer may terminate his employment by Protection One for any reason at any time upon not less than 60 days' prior notice to Protection One. If an employment agreement is terminated
(i) by Protection One other than for Cause (as defined) or as a result of the executive officer's death or disability or (ii) by the executive officer for Good Reason (as defined), the executive officer will be entitled to receive severance payments (the "Termination Amount") equal in the aggregate to three times the executive officer's then annual base salary plus the last annual bonus paid or payable to such officer, and all options and other awards previously granted to such officer will become exercisable and will remain exercisable for three years. "Cause" is defined in the employment agreements to mean: (i) an act of fraud, embezzlement or similar conduct by the executive officer involving Protection One, (ii) conviction of a felony involving moral turpitude, (iii) a continuing, repeated willful failure or refusal by the executive officer to perform his duties, (iv) willful or serious misconduct on the part of the executive officer that continues and is demonstrably injurious to Protection One, or (v) an activity by the executive officer that is in conflict with or adverse to the business interests of Protection One. "Good Reason" is defined by the employment agreements to mean an uncured breach of Protection One's obligations under the employment agreement or a material diminution in the executive officer's current position, responsibilities or authority. Each executive officer has agreed in his employment agreement not to compete with Protection One and not to solicit any Protection One employee, or hire any Protection One employee whose annual base salary and fixed or guaranteed bonus would be more than $50,000, prior to the later of the first anniversary of the date on which the officer's employment by Protection One terminates and the date on which the Termination Amount is paid in full.

         Protection One's employment agreement with Mr. Weinstock has an initial term that expires in November 1998; thereafter, the agreement will be automatically extended for successive one-year periods unless prior notice of cancellation is given. The agreement provides for annual compensation to Mr. Weinstock in the amount of $150,000 per year, subject to cost of living adjustments, and an annual bonus in the amount of $50,000 in the first year and thereafter as determined by Protection One's Board of Directors. Protection One may terminate Mr. Weinstock's employment for cause, including: (i) his disability for a period in excess of one year; (ii) his conviction of a felony involving moral turpitude; or (iii) material breach of or default under his related non-competition agreement. If Mr. Weinstock's employment agreement is terminated (a) by Protection One without cause, (b) due to a material breach of the employment agreement by Protection One, or (c) as a result of a change of control of Protection One, then Protection One will be required to pay Mr. Weinstock an amount equal to 50% of all compensation and benefits that would have been due to Mr. Weinstock under his employment agreement for the remainder of the unexpired term, discounted to its present value. Mr. Weinstock has also agreed not to compete with Protection One until November 1998 and is compensated for his covenant not to compete in the amount of $2,500 per month for a period of 60 months.

Summary of Executive Compensation

         The following table summarizes the compensation for the fiscal years ended December 31, 1997 and September 30, 1997, 1996 and 1995 of Protection One's Chief Executive Officer and the four other most highly-paid executive officers of Protection One.



                               Summary Compensation Table


                                                                                    Long-Term Compensation
                                                                            Restricted      Securities
                                                                               Stock        Underlying         All Other
                                                  Annual Compensation         Awards          Options        Compensation
Name and Principal Position(s)    Year (1)      Salary($)    Bonus($)        ($)  (2)       Granted (#)         ($) (3)
------------------------------    --------      ---------    --------      ------------     -----------       ---------
James M. Mackenzie, Jr.          1997*           315,976     1,616,232(4)      --              --               --
   President and                 1997            300,155        --             --            25,000            1,727
   Chief Executive Officer       1996            298,104        60,000         40,000(5)    100,000            1,818
                                 1995            267,347        80,000         20,000(6)       --               --

John W. Hesse                    1997*           277,368     1,646,233(4)      --              --               --
   Executive Vice President,     1997            264,155        --             --            25,000            1,524
   Chief Financial Officer       1996            250,728        60,000         40,000(5)    100,000            1,706
   and Secretary                 1995            226,600        80,000         20,000(6)       --               --

John E. Mack, III                1997*           214,452     1,590,758         --              --               --
   Executive Vice President--    1997            199,172        --             --            25,000            1,159
   Business Development and      1996            186,128        60,000         40,000(5)    100,000              263
   Assistant Secretary           1995            162,000        80,000         20,000(6)       --               --

Thomas K. Rankin                 1997*           214,453     1,590,758(4)      --              --               --
   Executive Vice President--    1997            199,172        --             --            25,000             --
   Branch Management and         1996            186,128        60,000         40,000(5)    100,000            2,288
   Assistant Secretary           1995            162,000        80,000         20,000(6)       --               --

George A. Weinstock              1997*           163,000        25,000         --              --               --
   Executive Vice President      1997            157,000        25,000         --              --              1,699
                                 1996            163,500        25,000         --              --              2,096
                                 1995            157,500        25,000         --              --               --


(1)      Information given for "1997*" relates to the fiscal year ended December
         31, 1997. All other amounts relate to the fiscal years ended  September
         30,  1997,  1996 and 1995.  Information  relating  to January 1 through
         September 30, 1997, is included in the information presented for the year ended September 30, 1997 and for the year ended December 31, 1997.
         Overlapping fiscal years are presented because the Company changed its fiscal year end from September 30 to December 31 effective as of the Acquisition Date.

(2) Restricted stock is fully vested when awarded. The executive officer owning such shares will receive the same dividends on these shares as are received by all other holders of the Common Stock.

(3) Amounts stated reflect contributions made by Protection One to such executive officer's account under Protection One's 401(k) plan.

(4)      A portion of this performance bonus will be paid in fiscal 1998.

(5) Awarded in fiscal 1996 and paid in fiscal 1997 in the form of 4,156 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National
         Market on the date of award ($9.625) by the number of shares awarded.

(6) Awarded in fiscal 1995 and paid in fiscal 1996 in the form of 2,500 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National
         Market on the date of award ($8.00) by the number of shares awarded.

         Other compensation in the form of perquisites and other personal benefits has been omitted from the above table as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer for such year.

         Steven A. Millstein became an Executive Vice President of the Company on the Acquisition Date. As described above, under the terms of the employment agreement entered into between Mr. Millstein and the Company as of that date, Mr. Millstein's base salary is $270,800. Prior to the Acquisition Date, Mr. Millstein served, and he continues to serve, as the President of WestSec, Inc., and Westar Security, Inc., which became subsidiaries of the Company on the Acquisition Date. During the year ended December 31, 1997, Mr. Millstein's aggregate compensation from the Company, WestSec, Inc. and Westar Security, Inc. consisted of salary in the amount of $216,777 and other compensation in the amount of $215,728 (consisting of $105,728 representing compensation for his relocation to Dallas, Texas, and $110,000 representing a retention bonus earned in fiscal 1997 and to be paid in fiscal 1998).

Performance Warrants

         On September 16, 1991, Protection One granted to each of the following executive officers a Common Stock Performance Warrant (collectively, the "Performance Warrants") to purchase the following number of shares of Common Stock, in each case at a price of $.167 per share: Mr. Mackenzie (180,621), Mr. Hesse (131,703), Mr. Mack (94,074) and Mr. Rankin (94,074). The Performance Warrants originally were to become exercisable over a five-year period upon Protection One's attainment of certain return on investment objectives. On June 29, 1994, the Board of Directors of Protection One modified the performance and vesting criteria to provide that the Performance Warrants would be immediately exercisable in full. However, each of Messrs. Mackenzie, Hesse, Mack and Rankin agreed in connection with such modifications that such officer would not exercise his Performance Warrant (i) prior to September 16, 1995, for more than 40% of the shares subject to such warrant, and (ii) prior to September 16, 1996, for more than 70% of such shares, subject to earlier termination of such restrictions on exercise in the event Protection One engaged in a merger, sale of assets or other business combination in which the other party to the transaction was the survivor or purchaser and consideration was distributed to holders of the Common Stock. In the event the holder of a Performance Warrant ceased to be an employee of Protection One, the Performance Warrant became exercisable in whole or in part by the holder or his estate during the 90 days following Protection One's receipt of notice of the termination, and to the extent not exercised would terminate on such 90th day. The Performance Warrants were to expire on September 16, 2002.

         During the year ended December 31, 1997, Messrs. Mackenzie, Hesse and Rankin exercised all of their Performance Warrants in full. Mr. Mack exercised all of his Performance Warrants in 1996. The following table sets forth certain information concerning the exercises of such warrants during 1997:

             Aggregate Performance Warrant Exercises in Last Fiscal Year


                                                     Shares             Value
                                                   Acquired on      Realized (A)
                      Name                         Exercise (#)          ($)
James M. Mackenzie, Jr...........................   180,621          2,013,166
John W. Hesse....................................   130,412(B)       1,453,546
Thomas K. Rankin.................................    94,074          1,048,530

(A) Value is calculated by subtracting the exercise price from the fair market value of the Common Stock at December 31, 1997 and multiplying the result by the number of shares acquired. Fair market value is calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on December 31, 1997 ($11.31).

(B) An additional 1,291 shares of Common Stock otherwise issuable by Protection One on exercise of this warrant were retained by Protection One in payment of the exercise price.

Stock Option Grants

         The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1997 to the executive officers named in the Summary Compensation Table.




                                         Option Grants in Last Fiscal Year

                                                                                                    Potential Realizable
                                    Individual Grants (1)                                             Value At Assumed
                                Number of         Percent of                                           Annual Rates of
                               Securities        Total Options       Exercise                            Stock Price
                               Underlying         Granted to          or Base                         Appreciation For
                                 Options           Employees           Price       Expiration          Option Term(3)
           Name                  Granted        in Fiscal Year      ($/Sh) (2)        Date           5%($)           10%($)
           ----                  -------        --------------      ----------     ----------        -----           ------
James M. Mackenzie, Jr.....      12,500              3.3%                   9.50     3/20/07            74,681      189,257
                                 12,500              3.3%                  15.00     3/20/07             5,931      120,507

John W. Hesse..............      12,500              3.3%                   9.50     3/20/07            74,681      189,257
                                 12,500              3.3%                  15.00     3/20/07             5,931      120,507

John E. Mack, III..........      12,500              3.3%                   9.50     3/20/07            74,681      189,257
                                 12,500              3.3%                  15.00     3/20/07             5,931      120,507

Thomas K. Rankin...........      12,500              3.3%                   9.50     3/20/07            74,681      189,257
                                 12,500              3.3%                  15.00     3/20/07             5,931      120,507


(1)      All options were granted on March 20, 1997.  All such options have 10-year terms and are currently exercisable in full.

(2)      The exercise price was determined by reference to the closing price of the Common Stock reported on the Nasdaq
         National Market on the date of grant ($9.50).

(3) The amounts shown for potential realizable values are based upon the arbitrary assumption that the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the Securities and Exchange Commission, and do not represent an estimate by Protection One of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
 Values

         The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the value of stock options held at fiscal year end. No stock option was exercised by any such executive officer during the fiscal year ended December 31, 1997.




                           Aggregated Option Exercises and Fiscal Year-End Option Values


                                                   Number of Shares
                                                  of Stock Underlying                    Value of Unexercised
                                                      Unexercised                        In-the-Money Options
                                                  Options at 12/31/97                     at 12/31/97 ($)(1)
                 Name                          Exercisable/Unexercisable               Exercisable/Unexercisable
                 ----                          -------------------------               -------------------------
James M. Mackenzie, Jr.................               143,000/--                              341,156/--
John W. Hesse..........................               155,000/--                              398,906/--
John E. Mack, III......................               161,000/--                              427,781/--
Thomas K. Rankin.......................               161,000/--                              427,781/--
George A. Weinstock....................                12,000/--                               57,750/--

(1) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year end and multiplying the result by the number of shares for which the option is in the money. Fair market value was calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on December 31, 1997 ($11.31).
         There is no guarantee that if and when any such option is exercised, the option will have this value.


                                         COMPENSATION COMMITTEE REPORT ON
                                       PROTECTION ONE EXECUTIVE COMPENSATION

         The following report was issued by the Compensation Committee of the Board of Directors with respect to the fiscal year ended December 31, 1997.

         The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors based on the goals and policies established by the Board of Directors.

         The compensation of Protection One's Chief Executive Officer, like the other executive officers, consists of a combination of salary and bonuses. In addition to those factors applying generally to all executives as indicated below, Mr. Mackenzie's compensation for fiscal 1997 reflects the Company's successful combination with the Western Resources Security Business pursuant to the Contribution Agreement, as well as the Company's performance in the areas of revenues and EBITDA.1

         Protection One has entered into employment agreements with each of the executive officers. The base salary for each of the executive officers is set forth in his employment agreement, subject to cost of living and other adjustments pursuant to the policies established by the Compensation Committee. Salaries for executive officers are supplemented by bonuses paid in cash and in common stock, as well as warrants and options.

         Since the inception of Protection One in September 1991, the Compensation Committee has used common stock, warrants and options as a means of providing performance-based compensation to all executive officers. Unregistered common stock comprised 20% and 40% of bonuses paid to executive officers in fiscal 1995 and 1996, respectively. Of the stock options issued to executive officers in fiscal 1996, 30% are exercisable at a price equal to a 87.5% premium to the common stock price at the grant date. Similarly, in fiscal 1997, 50% of executive officer stock options were granted with an exercise price equal to a 57.9% premium to the common stock price on the grant date. The Compensation Committee believes linking executive compensation to the performance of Protection One's common stock aligns the interests of the executive officers with those of shareholders.
--------
1     EBITDA is earnings before interest, taxes, depreciation and amortization.

         In determining the compensation of Protection One's executive officers, the Compensation Committee considers a combination of objective and subjective performance criteria, all of which the Compensation Committee believes contribute to shareholder value. Objective criteria include:

-         Revenue and EBITDA1 growth     -         Margin expansion
-         Subscriber growth              -         Subscriber and MRR attrition

         The Compensation Committee, in conjunction with the Board of Directors, reviews the business plans and projections prepared by management and compares Protection One's actual performance to the objective criteria set forth in such plans and projections.

         Subjective criteria considered by the Compensation Committee in determining executive officer compensation include the consummation of acquisitions, growth in Protection One's dealer program, strategic alliance, joint venture and affinity program activities, management and Protection One's infrastructure enhancements and success in capital formation. Bonuses paid for fiscal year 1997 performance reflect Protection One's successful formation of relationships with PacifiCorp, Salt River Project (a Phoenix-based utility) and SBC Communications. In addition, such bonuses recognize the important role the executive officers have played in the transaction with the security businesses of Western Resources, including their agreement to serve in similar capacities for the combined businesses post-merger. The Compensation Committee also considers compensation paid to other persons with comparable skills and experience in the security industry and other service industries, Protection One's performance in comparison to its competitors and performance in each officer's specific area of responsibility.

                                                 Robert M. Chefitz
                                                    Ben M. Enis

--------
1   EBITDA is earnings before interest, taxes, depreciation and amortization.

                                    PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder returns on the Common Stock since September 29, 1994 (the date on which the Common Stock was first traded on the Nasdaq Stock Market) to the cumulative total returns over the same period of the Russell 2000 index and a peer group index comprised of the common stock of Alarmguard Holdings, Inc., Borg Warner Security Corporation, The Pittston Brinks Group Common Stock of The Pittston Company and Response USA, Inc. (the "Peer Group"). The Peer Group is based on the selection of companies operating in the security alarm monitoring business. The annual returns for the Peer Group index are weighted based on the capitalization of each company within the Peer Group at the beginning of each period for which a return is indicated. The chart assumes the value of the investment in the Common Stock and each index was $100 at September 29, 1994 and that all dividends were reinvested.

                   Comparison of Cumulative Total Stockholder Return

GRAPH SHOWING THE FOLLOWING:

                                       Cumulative Total Return
                      9/29/94   12/31/94     12/31/95     12/31/96    12/31/97
Protection One, Inc.   100       74.64       156.94       151.20       236.60
Peer Group             100       88.37       104.31        94.56       143.16
Russell 2000           100       98.14       126.05       146.98       179.81

         The materials contained in the foregoing Compensation Committee Report on Executive Compensation and included under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation provision contained therein.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Protection One's executive officers and directors are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of shares of Common Stock. Copies of such reports are required to be furnished to Protection One. Based solely on Protection One's review of the copies of such reports furnished to Protection One or on written representations to Protection One that no such reports were required, Protection One believes that during the fiscal year ended December 31, 1997, all of Protection One's executive officers and directors and all beneficial owners of more than 10% of the Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act, except that one Form 4 disclosing the exercise of such officer's Performance Warrant was filed three business days after the due date by each of Messrs. Mackenzie, Hesse and Rankin.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Western Resources

         As described above, pursuant to the Contribution Agreement, on November 24, 1997, Western Resources acquired control of the Company in consideration for the transfer by Western Resources of cash and securities to the Company (the "Western Transaction"). In connection with the Western Transaction, Western Resources was granted the Western Option to purchase additional shares of Common Stock. See "Change in Control of the Company."

         Pursuant to the Contribution Agreement, Western Resources has agreed to certain arrangements relating to the election of directors of Protection One. See "Election of Directors - Nominees for Election." In addition, during the 10-year period following the Acquisition Date, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will require the prior approval of a majority of the "Independent Directors" (as defined in the Contribution Agreement), and Western Resources may not acquire more than 85% of the outstanding shares of Common Stock or other voting securities of Protection One except under specified circumstances and subject to specified limitations.

         Effective January 1, 1998, Protection One Alarm Monitoring, Inc., a wholly-owned subsidiary of the Company ("Monitoring"), acquired Network Multi-Family Security Corporation, the leading provider of security alarm monitoring to multi-family dwellings, from Westar Capital, Inc., a wholly-owned subsidiary of Western Resources, in exchange for a promissory note of Monitoring in the principal amount of approximately $180 million. On March 2, 1998, Monitoring executed a promissory note in favor of Westar Capital, Inc. in the principal amount of $274 million. Both of these notes bear interest at the rate of 611/16% per annum and are due and payable June 1, 1998. Prior to the maturity of these notes, Monitoring anticipates entering into a longer term financing arrangement with Westar Capital, Inc.

Transaction with Executive Officer

         During 1997, the Company made a personal loan to John W. Hesse, the Executive Vice President, Chief Financial Officer and Secretary of the Company. The largest aggregate amount of indebtedness outstanding during the year was $100,000. The balance of this loan, together with interest in the amount of $4,109.59, was repaid in full on November 24, 1997.


                                          INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected Arthur Andersen LLP ("Andersen") as the independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1998. A representative of that firm is expected to be present at the Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If such firm should decline to act or otherwise become incapable of acting, or if such firm's employment is discontinued, the Audit Committee will select other independent public accountants for the Company.

         The Company retained Andersen to serve as principal accountant for the Company and its subsidiaries beginning with the calendar year ended December 31, 1997, and dismissed the firm of Coopers & Lybrand LLP ("C&L"). The dismissal of C&L as principal accountant and the appointment of Andersen as principal accountant was unanimously approved by all the members of the Company's Board of Directors on January 16, 1998, as recommended by the Audit Committee.

         The decision to dismiss C&L and engage Andersen followed the Western Transaction and the Company's decision to change its fiscal year to a calendar year as required by the Western Transaction. See "Change in Control of the Company." Andersen is the principal accountant for Western Resources.

         The audit reports of C&L on the Company's consolidated financial statements as of and for the fiscal years ended September 30, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 1997 and 1996, there were no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to C&L's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. In addition, there were no reportable events as described under Item 304(a)(1)(v)(A) through (D) of Regulation S-K promulgated by the Securities and Exchange Commission during fiscal years 1997 and 1996. Representatives of C&L are not expected to be present at the Meeting.



                                               STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1999 annual meeting of the Company's stockholders must be received at the Company's principal executive offices at 6011 Bristol Parkway, Culver City, California 90230, addressed to the attention of the Secretary of the Company, by December 8, 1998 in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                                   OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented at the Meeting other than the matter described above. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy intend to vote said proxy in accordance with their best judgment on such matter.

                                            ANNUAL REPORT ON FORM 10-K

         An additional copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including the consolidated financial statements and financial statement schedules of the Company but excluding exhibits to such report, will be provided to each person to whom a copy of this Proxy Statement has been sent by the Company and to each other beneficial owner of shares of Common Stock as of the Record Date, without charge, upon written request of such person. Any such request should be directed to Montgomery W. Cornell, Treasurer and Director of Investor Relations, 4221 W. John Carpenter Freeway, Irving, Texas 75063, and each such beneficial owner must include in such request a good faith representation that as of the Record Date the person making the request beneficially owned one or more shares of Common Stock. A list of the exhibits to such annual report is included in the report; a copy of any such exhibit will be furnished upon request and payment of a minimal fee equal to the Company's reasonable expenses in furnishing such copy.

                                PROXY
                          PROTECTION ONE, INC.
                   1998 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Protection One, Inc., a Delaware corporation (the "Company"), hereby appoints JOHN W. HESSE and STEVEN A. MILLSTEIN and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock, par value $.01 per share, of the Company that the undersigned would be entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held on April 23, 1998 (the "Meeting") and at all adjournments thereof, as directed below and in their discretion on such other matters as may properly come before the Meeting, as if the undersigned were present and voting at the Meeting.

         The shares represented by this proxy, when duly executed and returned, will be voted as directed. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS (ITEM 1). In the event a named nominee for director is unavailable for election, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

         The proxies named herein are authorized to vote in their discretion upon such other matter or matters as may properly come before the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 2, 1998 and the Annual Report on Form 10-K for the year ended December 31, 1997.


ELECTION OF DIRECTORS                                                 Withheld
Nominees:                                             For              For All
                                                      ------           -------
James M. Mackenzie, Jr.       William J. Gremp
Peter C. Brown                Steven L. Kitchen
Robert M. Chefitz             Carl M. Koupal, Jr.
Howard A. Christensen         John C. Nettles, Jr.
Ben M. Enis                   Jane Dresner Sadaka
Joseph J. Gardner             James Q. Wilson

WITHHOLD AUTHORITY to vote for the following nominee(s) only. (Write the name at the nominee(s) below).

Signature(s)_____________________________________________ Date__________________
(Please sign exactly as your name or names appear(s) on the label ______ hereon. When signing in fiduciary or representative capacity or as a corporate officer, please so indicate and state such capacity.)